Exhibit 99.1
ReWalk Robotics Reports First Quarter 2022 Financial Results
CMS Healthcare Common Procedure Coding System (HCPCS) Public Meeting Agenda includes the ReWalk Exoskeleton

MARLBOROUGH, Mass. BERLIN, Germany and YOKNEAM ILIT, Israel, May 13, 2022 - ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or the “Company”) today announced its financial results for the three months ended March 31, 2022.

Highlights of and subsequent to the first quarter of 2022 include:

•	Total revenue for the first quarter of 2022 was $0.9 million, compared to $1.3 million in the first quarter of 2021;

•
Placed on June 8th CMS agenda of the Biannual Healthcare Common Procedure Coding System (HCPCS) meeting that includes benefit category determination for the first time under the new DEMPOS rules.  This is based on previous interactions with CMS to determine ReWalk’s benefit category and payment status.

•	ReWalk has increased resources and presence in VA Polytrauma/TBI Care Systems as well as a process to expand training through the VA’s designated Community Based Outpatient Clinic network.

•	Strong cash position with $82.6 million as of March 31, 2022;

•	The Company’s operating expenses were $4.6 million in the first quarter of 2022, compared to $3.7 million in the first quarter of 2021;

•
In April 2022, the Company joined the Human Robot Interaction Consortium, part of the Israel Innovation Authority MAGNET incentive program, where it will collaborate with several universities to develop advanced technologies aimed at improving the human-exoskeleton interaction.

“The ongoing collaborative efforts with CMS, especially the CMS Public HCPCS session will be critically important to driving forward our efforts to achieve patient reimbursement for our life-changing robotics technologies,” stated Larry Jasinski, Chief Executive Officer of ReWalk. “While our quarterly sales were somewhat disappointing – in part due to Covid related processing limitations that slowed the case-by-case process with many groups that have supported placements – we continue to work hard to build out established systems to improve predictability and consistency of payment. We are also laser-focused on continued interactions with the Veterans Administration (VA) for earlier referrals after injury and enhancement of training resources through the Community based clinics. Finally, we are excited to join the Human Robot Interaction Consortium and expand our collaboration with academic institutions to further advance our technologies.”

First Quarter 2022 Financial Results

Total revenue was $0.9 million in the first quarter of 2022, compared to $1.3 million during the first quarter of 2021. The decrease is mainly due to the lower number of ReWalk Personal 6.0 units sold in the United States and with distributers and our agent in the UK.

Gross margin was 30% during the first quarter of 2022, compared to 54% in the first quarter of 2021. The decrease is mainly due to the lower number of units sold.

Total operating expenses in the first quarter of 2022 were $4.6 million, compared to $3.7 million in the in the first quarter of 2021. The increase is due to higher SG&A employee and employee related expenses as well as increased consulting for reimbursement, product development and professional services.

Net loss was $4.4 million for the first quarter of 2022, compared to a net loss of $3.1 million in the first quarter of 2021.

Non-GAAP net loss was $4.1 million in the first quarter of 2022, compared to $2.8 million during the first quarter of 2021. Reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of March 31, 2022, ReWalk had $82.6 million in cash on its balance sheet.

Conference Call

ReWalk management will host its first quarter 2022 conference call as follows:

Date		Friday, May 13, 2022
Time		4:30 PM EST
Telephone	U.S:	(844) 423-9889
	International:	(716) 247-5804
	Israel:	18 09 457877
	Germany:	08 00 1800658
Access code		6071145
Webcast (live, listen-only and archive)		https://edge.media-server.com/mmc/p/9juksp4m

The archived webcast will be available via the following URL https://edge.media-server.com/mmc/p/9juksp4m or through the 'Investors' section' on our website at www.rewalk.com.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of spinal cord injury or stroke.  ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel and the Unites States.

ReStore® is a registered trademark of ReWalk Robotics Ltd. in the United States, Europe and the United Kingdom.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk's control. Important factors that could cause ReWalk's actual results to differ materially from those indicated in the forward-looking statements include, among others: uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the adverse effect that the COVID-19 pandemic has had and may continue to have on the Company’s business and results of operations; ReWalk's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; ReWalk's ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk's ability to achieve reimbursement from third-party payors, including CMS, for its products; ReWalk's limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk's expectations as to its clinical research program and clinical results; ReWalk's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; ReWalk's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; ReWalk's ability to improve its products and develop new products; ReWalk's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk's ability to market and sell its products; ReWalk's ability to gain and maintain regulatory approvals; ReWalk's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; ReWalk's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in ReWalk's annual report on Forms 10-K and 10-K/A for the year ended December 31, 2021 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk's actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three months ended March 31, 2022 and 2021, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense, (ii) depreciation.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense, depreciation and non-cash financial (income) expenses allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP, and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:
Almog Adar
Director of Finance
ReWalk Robotics Ltd.
T: +972-4-9590130
E: investorrelations@rewalk.com

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Operations
(unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2022	2021

Revenue	$876	$1,316
Cost of revenues	611	609
Gross profit	265	707
Operating expenses:
Research and development	907	795
Sales and marketing	2,184	1,671
General and administrative	1,462	1,262
Total operating expenses	4,553	3,728
Operating loss	(4,288)	(3,021)
Financial expenses (income), net	24	(4)
Loss before income taxes	(4,312)	(3,017)
Taxes on income	38	45
Net loss	$(4,350)	$(3,062)
Basic net loss per ordinary share	$(0.07)	$(0.08)
Weighted average number of shares used in computing net loss per ordinary share basic and diluted	62,493,496	36,187,789

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(4,350)	$(3,062)
Non-cash share based compensation expense	153	168
Depreciation of property and equipment, net	53	70
Non-GAAP net loss	$(4,144)	$(2,824)

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$82,632	$88,337
Trade receivable, net	564	585
Prepaid expenses and other current assets	1,378	610
Inventories	3,232	2,989
Total current assets	87,806	92,521
Restricted cash and other long term assets	1,062	1,064
Operating lease right-of-use assets	823	881
Property and equipment, net	307	284
Total assets	$89,998	$94,750
Liabilities and equity
Current liabilities
Current maturities of operating leases	638	641
Trade payables	1,465	1,384
Other current liabilities	1,517	2,013
Total current liabilities	3,620	4,038

Non-current operating leases	825	418
Other long-term liabilities	367	911
Shareholders’ equity	85,186	89,383
Total liabilities and equity	$89,998	$94,750

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2022	2021

Net cash used in operating activities	$(5,708)	$(3,173)

Net cash used in investing activities	(3)	(9)

Net cash provided by financing activities	-	50,236
Increase (decrease) in cash, cash equivalents, and restricted cash	(5,711)	47,054
Cash, cash equivalents, and restricted cash at beginning of period	89,050	21,054
Cash, cash equivalents, and restricted cash at end of period	$83,339	$68,108

ReWalk Robotics Ltd. And subsidiaries
(unaudited)
(In thousands, except units placed)

	Three Months Ended
	March 31,
	2022	2021

Revenue:
United States	$220	$476
Europe	647	837
Asia Pacific	8	2
Africa	1	1
Total Revenue	$876	$1,316

Revenue:
Personal units revenue	$770	$1,308
Rehabilitation units revenue	106	8
Total Revenue	$876	$1,316